Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this registration statement on Form S-8 of Armstrong World Industries, Inc. of our report dated February 15, 2022, with respect to the consolidated financial statements of Worthington Armstrong Venture, not included herein, which report appears in Exhibit 99.1 in the December 31, 2021 annual report on Form 10-K of Armstrong World Industries, Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 29, 2022